NATIONWIDE MUTUAL FUNDS

MINUTES OF THE SPECIAL MEETING OF SHAREHOLDERS

Friday, August 31, 2001


The Special Meeting (the "Meeting") of shareholders of the Nationwide Bond Index Fund (the "Bond Index Fund"), the Nationwide International Index Fund (the "International Index Fund"), the Nationwide Mid Cap Market Index Fund (the "Mid Cap Index Fund") and the Nationwide Small Cap Index Fund (the
"Small Cap Index Fund") (individually, a "Fund," and collectively, the "Funds"), each a series of Nationwide Mutual Funds (the "Trust"), was convened at Four Nationwide Plaza, 215 North Front Street, Lower Level,
Room G, Columbus, Ohio, at 11:00 a.m., on Friday, August 31, 2001. The Meeting was called to order by Elizabeth A. Davin, Assistant Secretary of the Trust, who served as chairman (the "Chairman") of the Meeting. The Chairman introduced [Frank Deutchki] of [BISYS Fund Services Ohio, Inc. ("BISYS")], and appointed [Mr. Deutchki] to act as secretary (the "Secretary")of the Meeting, and to record the minutes of the proceedings for the minute books of the Trust. The Chairman then introduced Cory J. Gossard of BISYS, who was appointed to act as the Inspector of Election for the Meeting. The Inspector of Election then subscribed to and verified his Oath of Office, which was ordered to be annexed to the minutes of the
Meeting. The Chairman indicated that any shareholder who had not previously submitted a proxy to the Trust, and wished to do so, should deliver the form of proxy to Mr. Gossard in his capacity as Inspector of Election. In addition, Ms. Davin requested that any other shareholder present at the Meeting advise the Inspector of Election so that the officers could prepare an accurate count of votes present for the purpose of determining a quorum. The Chairman also noted that the Meeting was a special meeting of shareholders,and had been called for the purposes identified in the Notice of Special Meeting sent to all shareholders of the Funds.The Chairman then requested that the Inspector of Election confirm the votes eligible to be cast at the Meeting, based on the records of BISYS, the transfer agent (the "Transfer Agent") for the Trust, as of the close of business on June 5, 2001, the date fixed by the Board of Trustees (the "Board" or the "Trustees") of
the Trust for determining the shareholders of record entitled to vote at the Meeting (the "Record Date"). The Inspector of Election stated that the Bond Index Fund had outstanding 1,193,597.400 shares of beneficial interest, the International Index Fund had outstanding 684,532.420 shares of beneficial interest, the Mid Cap Index Fund had outstanding 1,432,399.480 shares of beneficial interest and the Small Cap Index Fund had outstanding 725,031.691 shares of beneficial interest. Out of such number of outstanding shares, the Inspector of Election reported that a total of 1,184,457.204 shares of the Bond Index Fund were present in person or represented by proxy at the Meeting, 683,163.984 shares of the International Index Fund were present in person or represented by proxy at the Meeting, 908,892.368 shares of the Mid Cap Index Fund were present in person or represented by proxy at the Meeting and 723,305.492 shares of the Small Cap Index Fund were present in person or represented by proxy at the Meeting. The Inspector of Election noted that the number of shares present in person or represented by proxy at the Meeting, for each Fund, constituted a quorum of the shares of the Fund entitled to be present and to vote at a special meeting. The Chairman directed that the Report of the Inspector of Election be annexed to the minutes of the Meeting, and noted that, as the holders of a majority of the outstanding shares of each Fund entitled to vote at the Meeting were present in person or by proxy, a quorum was present. The Meeting was thus lawfully commenced and ready to transact business.
The Secretary then presented the following documents, which are attached to the minutes:
(a)A copy of the Notice of Special Meeting of Shareholders of the Funds and
a Proxy Statement, both dated August 3, 2001;
(b)A copy of the form of Proxy and Proxy/Voting Instructions for the Special Meeting, as solicited by the Board;
(c)An Affidavit of Mailing from Alamo Direct Mail Services, Inc., to the effect that, commencing on [August 3, 2001], there was caused to be mailed to all shareholders of record at the close of business on June 5, 2001, such Notice of Special Meeting, a Proxy Statement, and form of Proxy/Voting Instructions, together with a business reply envelope;
(d)A complete list of all shareholders of the Bond Index Fund entitled to vote at the Meeting, arranged in alphabetical order and with the address of and number of shares held by each such shareholder, and a complete list of owners of variable annuity contracts or variable life insurance policies entitled to give voting instructions to the shareholders of the Bond Index Fund entitled to vote at the Meeting, arranged in alphabetical order and with the address of and the number of shares attributable to such contract or policy;
(e)A complete list of all shareholders of the International Index Fund entitled to vote at the Meeting, arranged in alphabetical order and with the address of and number of shares held by each such shareholder, and a complete list of owners of variable annuity contracts or variable life insurance policies entitled to give voting instructions to the shareholders of the International Index Fund entitled to vote at the Meeting, arranged in alphabetical order and with the address of and the number of shares attributable to such contract or policy;
(f)A complete list of all shareholders of the Mid Cap Index Fund entitled to vote at the Meeting, arranged in alphabetical order and with the address of and number of shares held by each such shareholder, and a complete list of owners of variable annuity contracts or variable life insurance policies entitled to give voting instructions to the shareholders of the Mid Cap
Index Fund entitled to vote at the Meeting, arranged in alphabetical order and with the address of and the number of shares attributable to such contract or policy; and
(g)A complete list of all shareholders of the Small Cap Index Fund entitled to vote at the Meeting, arranged in alphabetical order and with the address of and number of shares held by each such shareholder, and a complete list of owners of variable annuity contracts or variable life insurance policies entitled to give voting instructions to the shareholders of the Small Cap Index Fund entitled to vote at the Meeting, arranged in alphabetical order and with the address of and the number of shares attributable to such contract or policy.
The Chairman directed that the Notice of Special Meeting of Shareholders, the Proxy Statement, form of Proxy and Proxy/Voting Instructions for the Special Meeting and Affidavit of Mailing, all as presented to the Meeting, be annexed to the minutes of the Meeting. The Chairman announced that the first item of business to come before the Meeting would be the consideration of the approval, by each Fund, of an Investment Advisory Agreement for the Fund (individually, a "Proposed Investment Advisory Agreement," and collectively, the "Proposed Investment Advisory Agreements") which would enable the Fund to convert from being a feeder portfolio in a "master-feeder" structure to a directly-managed portfolio of securities. The Chairman noted that only shareholders of record at the close of business on the Record Date would be entitled to vote, and that each shareholder would be entitled to as many votes as would equal the number of shares of the Funds owned by such shareholder. The Secretary of the Meeting moved the consideration of the approval of the Proposed Investment Advisory Agreements, pursuant to the following resolutions:RESOLVED, that the approval of the Proposed Investment Advisory Agreement between the Trust and Villanova Mutual Fund Capital Trust ("VMF"), with respect to the Bond Index Fund, as more fully described in the Proxy Statement, be, and it hereby is, approved; FURTHER RESOLVED, that the approval of the Proposed Investment Advisory Agreement between the Trust and VMF, with respect to the International Index Fund, as more fully described in the Proxy Statement, be, and it hereby is, approved;FURTHER RESOLVED, that the approval of the Proposed Investment Advisory Agreement between the Trust and VMF, with respect to the Mid Cap Index Fund, as more fully described in the Proxy Statement, be, and it hereby is, approved; and FURTHER RESOLVED, that the approval of the Proposed Investment Advisory Agreement between the Trust and VMF, with respect to the Small Cap Index Fund, as more fully described in the Proxy Statement, be, and it hereby is, approved.
The resolutions were seconded by shareholders. The Chairman asked if there were any questions relating to the Proposed Investment Advisory Agreements. There being no questions, the Chairman directed the Inspector of Election to collect the votes. The Chairman stated that, as provided in the Proxy Statement, she was casting all proxies as directed to vote for, or withhold votes concerning, the approval of the Proposed Investment Advisory
Agreements. Ms. Davin stated that she would also vote all proxies that did not specify an instruction in favor of the approval of the Proposed Investment Advisory Agreements, as provided in the Proxy Statement. The Secretary was directed to so mark and cast a ballot. The Chairman asked whether there was any shareholder present or represented at the Meeting who had not cast a ballot for or against the approval of the Proposed Investment Advisory Agreements and desired to do so. There being no answer, the Chairman declared the polls closed and the Inspector of Election was directed to count the ballots. The Inspector of Election presented a Certificate of Result of Vote, reflecting the approval by shareholders of each Fund of the respective Proposed Investment Advisory Agreement for the Fund, by the following votes:
	Bond Index Fund
		FOR				1,178,620.426 shares
		AGAINST			        5,836.778 shares
		ABSTAIN			            0 shares

	International Index Fund
		FOR				    671,867.524 shares
		AGAINST			         11,296.460 shares
	ABSTAIN			                      0 shares

	Mid Cap Index Fund
		FOR				    902,825.120 shares
		AGAINST			          1,762.376 shares
		ABSTAIN			              4,304.872 shares

	Small Cap Index Fund
		FOR				    709,599.304 shares
		AGAINST			           9,816.616 shares
	ABSTAIN			                  3,889.572 shares

	The Chairman declared the approval of the Proposed Investment Advisory Agreement by the shareholders of each Fund, and directed that the ballots cast and the Certificate of Result of Vote be annexed to the minutes of the Meeting.
	The Chairman then noted that the next item of business to come before the Meeting would be the consideration of the approval, by each
Fund, of a Subadvisory Agreement for the Fund (individually, a "Proposed Subadvisory Agreement" and collectively, the "Proposed Subadvisory Agreements"), which was necessary to allow the Fund to convert from being a feeder portfolio in a "master-feeder" structure to a directly-managed portfolio of securities. The Chairman noted that only shareholders of record at the close of business on the Record Date would be entitled to vote, and that each shareholder would be entitled to as many votes as would equal the number of shares of the Funds owned by such shareholder.
	The Secretary of the Meeting moved the consideration of the
approval of the Proposed Subadvisory Agreements, pursuant to the following resolutions: RESOLVED, that the approval of the Proposed Subadvisory Agreement among the Trust, VMF and Fund Asset Management, L.P. ("Fund Asset Management"), with respect to the Bond Index Fund, as more fully described in the Proxy Statement, be, and it hereby is, approved; FURTHER RESOLVED, that the approval of the Proposed Subadvisory Agreement among the Trust, VMF and Fund Asset Management, with respect to the International Index Fund, as more fully described in the Proxy Statement, be, and it hereby is, approved;
FURTHER RESOLVED, that the approval of the Proposed Subadvisory Agreement among the Trust, VMF and the Fund Asset Management, with respect to the Mid Cap Index Fund, as more fully described in the Proxy Statement, be, and it hereby is, approved; and FURTHER RESOLVED, that the approval of the Proposed Subadvisory Agreement among the Trust, VMF and the Fund Asset Management, with respect to the Small Cap Index Fund, as more fully described in the Proxy Statement, be, and it hereby is, approved. The resolutions were seconded by shareholders. The Chairman asked if there were any questions relating to the Proposed Subadvisory Agreements. There being no questions, the Chairman directed the Inspector of Election to collect the votes. The Chairman stated that, as provided in the Proxy Statement, she was casting all proxies as directed to vote for, or withhold votes concerning, the approval of the Proposed Subadvisory Agreements. Ms. Davin stated that she would also vote all proxies that did not specify an instruction in favor of the approval of the Proposed Subadvisory Agreements, as provided in the Proxy Statement.  The Secretary was directed to so mark and cast a ballot.
The Chairman asked whether there was any shareholder present or represented at the Meeting who had not cast a ballot for or against the approval of the Proposed Subadvisory Agreements and desired to do so. There being no answer, the Chairman declared the polls closed and the Inspector of Election was directed to count the ballots. The Inspector of Election presented a Certificate of Result of Vote, reflecting the approval by shareholders of each Fund of the respective Proposed Subadvisory Agreement for the Fund, by the following votes:
	Bond Index Fund
		FOR				1,178,620.426 shares
		AGAINST			       5,836.778 shares
		ABSTAIN			                     0 shares

	International Index Fund
		FOR				     671,944.358 shares
		AGAINST			      11,219.626 shares
	ABSTAIN			                      0 shares


	Mid Cap Index Fund
		FOR				    902,780.912 shares
		AGAINST			        1,762.377 shares
		ABSTAIN			        4,349.079 shares

	Small Cap Index Fund
		FOR				    709,599.304 shares
		AGAINST			        9,816.616 shares
	ABSTAIN			        3,889.572 shares

The Chairman declared the approval of the respective Proposed Subadvisory Agreement by shareholders of each Fund, and directed that the ballots cast and the Certificate of Result of Vote be annexed to the minutes of the Meeting.

	The Chairman noted that the next item of business to come before the Meeting would be the consideration of the approval, by each Fund, of the reclassification of the Fund's investment objective as non-fundamental, in order to provide VMF with greater flexibility in the future in managing the Funds. The Chairman noted that only shareholders of record at the close of business on the Record Date would be entitled to vote, and that each shareholder would be entitled to as many votes as would equal the number of shares of the Funds owned by such shareholder.
	The Secretary of the Meeting moved the consideration of the
approval of the reclassification of each Fund's investment objective as non-fundamental, pursuant to the following resolutions:
RESOLVED, that the approval of the reclassification of the investment objective of the Bond Index Fund as non-fundamental, as more fully described in the Proxy Statement, be, and it hereby is, approved;
FURTHER RESOLVED, that the approval of the reclassification of the investment objective of the International Index Fund as non-fundamental, as more fully described in the Proxy Statement, be, and it hereby is, approved;
FURTHER RESOLVED, that the approval of the reclassification of the investment objective of the Mid Cap Index Fund as non-fundamental, as more fully described in the Proxy Statement, be, and it hereby is, approved; and
FURTHER RESOLVED, that the approval of the reclassification of the investment objective of the Small Cap Index Fund as non-fundamental, as more fully described in the Proxy Statement, be, and it hereby is, approved.
The resolutions were seconded by shareholders. The Chairman asked if there were any questions relating to the proposed reclassification of each Fund's investment objective as non-fundamental. There being no questions, the Chairman directed the Inspector of Election to collect the votes.
The Chairman stated that, as provided in the Proxy Statement, she was casting all proxies as directed to vote for, or withhold votes concerning, the approval of the proposed reclassification of each Fund's investment objective as non-fundamental. Ms. Davin stated that she would also vote all proxies that did not specify an instruction in favor of the approval of the proposed reclassification of each Fund's investment objective as non-fundamental, as provided in the Proxy Statement. The Secretary was directed to so mark and cast a ballot.
The Chairman asked whether there was any shareholder present or represented at the Meeting who had not cast a ballot for or against the approval of the proposed reclassification of each Fund's fundamental investment objective who desired to do so.  There being no answer, the Chairman declared the polls closed and the Inspector of Election was directed to count the ballots. The Inspector of Election presented a Certificate of Result of Vote, reflecting the approval by shareholders of each Fund of the proposed reclassification of the Fund's fundamental investment objective as non-fundamental, by the following votes:
Bond Index Fund
	FOR				1,167,263.283 shares
	AGAINST			     17,193.921 shares
	ABSTAIN			                     0 shares

International Index Fund
	FOR				   669,478.527 shares
	AGAINST			     11,296.460 shares
	ABSTAIN			       2,388.997 shares

	Mid Cap Index Fund
		FOR				   902,460.262 shares
		AGAINST			       1,827.160 shares
		ABSTAIN			       4,604.946 shares

	Small Cap Index Fund
		FOR				   709,594.324 shares
		AGAINST			       9,821.595 shares
	ABSTAIN			       3,889.573 shares

The Chairman declared the approval of the reclassification of each Fund's investment objective as non-fundamental by shareholders of the Fund, and directed that the ballots cast and the Certificate of Result of Vote be annexed to the minutes of the Meeting. The Chairman then stated that the next item of business to come before the Meeting would be the consideration of the approval, by each Fund, of the authorization for the Board to appoint, replace or terminate subadvisers that are recommended to the Fund by VMF, or to amend the terms of any subadvisory agreement for the Fund, without shareholder approval. The Chairman noted that only shareholders of record at the close of business on the Record Date would be entitled to vote, and that each shareholder would be entitled to as many votes as would equal the number of shares of the Funds owned by such shareholder. The Secretary of the Meeting moved the consideration of the approval of the proposed authorization, without shareholder approval, pursuant to the following resolutions: RESOLVED, that the approval of the authorization for the Board to appoint, replace or terminate subadvisers recommended by VMF or to amend the terms of any subadvisory agreement for the Bond Index Fund, without shareholder approval, as more fully described in the Proxy Statement, be, and it hereby is, approved;
FURTHER RESOLVED, that the approval of the authorization for the Board to appoint, replace or terminate subadvisers recommended by VMF or to amend the terms of any subadvisory agreement for the International Index Fund, without shareholder approval, as more fully described in the Proxy Statement, be, and it hereby is, approved; FURTHER RESOLVED, that the approval of the authorization for the Board to appoint, replace or terminate subadvisers recommended by VMF or to amend the terms of any subadvisory agreement for the Mid Cap Index Fund, without shareholder approval, as more fully described in the Proxy Statement, be, and it hereby is, approved; and
FURTHER RESOLVED, that the approval of the authorization for the Board to appoint, replace or terminate subadvisers recommended by VMF or to amend the terms of any subadvisory agreement for the Small Cap Index
Fund, without shareholder approval, as more fully described in the Proxy Statement, be, and it hereby is, approved.
The resolutions were seconded by shareholders. The Chairman asked if there were any questions relating to the authorization of the Board to appoint, replace or terminate subadvisers recommended by VMF or to amend the terms of any subadvisory agreement for the Funds without shareholder approval. There being no questions, the Chairman directed the Inspector of Election to collect the votes. The Chairman stated that, as provided in the Proxy Statement, she was casting all proxies as directed to vote for, or withhold votes concerning, the approval of the aforementioned Board authorization.
Ms. Davin stated that she would also vote all proxies that did not specify an instruction in favor of the aforementioned Board authorization.
The Secretary was directed to so mark and cast a ballot. The Chairman asked whether there was any shareholder present or represented at the Meeting who had not cast a ballot for or against the approval of the proposal and desired to do so. There being no answer, the Chairman declared the polls closed and the Inspector of Election was directed to count the ballots. The Inspector of Election presented a Certificate of Result of Vote, reflecting the approval by shareholders of each Fund of the proposal for the Fund, by the following votes:
	Bond Index Fund
		FOR				  1,166,876.216 shares
		AGAINST			       17,193.921 shares
		ABSTAIN			            387.067 shares

	International Index Fund
		FOR				   671,867.524 shares
		AGAINST			     11,296.460 shares
		ABSTAIN			                     0 shares
	Mid Cap Market Fund
		FOR				   901,623.924 shares
		AGAINST			       2,963.572 shares
		ABSTAIN			       4,304.872 shares

	Small Cap Index Fund
		FOR			       707,322.001 shares
		AGAINST			       9,821.595 shares
		ABSTAIN			       6,161.896 shares
The Chairman declared the approval of the authorization of the Board to appoint, replace or terminate subadvisers recommended by VMF or to amend the terms of any subadvisory agreement for the Funds, without shareholder approval, by shareholders of each Fund, and directed that the ballots cast and the Certificate of Result of Vote be annexed to the minutes of the Meeting. The Chairman noted that the formal business of the Meeting had been completed and declared the Meeting open for any questions, by shareholders or others present, relating to the business of the Trust or the Funds. There being no questions, Ms. Davin noted that there was no other business to come before the Meeting, and a motion for adjournment was made by [Frank Deutchki]. There being no objection, the Chairman declared the Meeting adjourned.
Respectfully submitted,


[Frank Deutchki]
Secretary of the Special Meeting of Shareholders of Nationwide Bond Index Fund,
Nationwide International Index Fund,
Nationwide Mid Cap Market Index Fund, and
Nationwide Small Cap Index Fund

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